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                                                                      EXHIBIT 11


                          APPALACHIAN BANCSHARES, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month and six-month periods ended June 30, 2001 and 2000.


                                                          Three Months Ended                        Six Months Ended
                                                                June 30                                   June 30
                                                   ------------------------------------      ------------------------------
                                                         2001                 2000                2001              2000
                                                   ---------------      ---------------      --------------      ----------
BASIC EARNINGS PER SHARE:
   Net Income ...............................      $       759,180      $       383,072      $    1,363,282      $  693,857
                                                   ===============      ===============      ==============      ==========

   Earnings on common shares ................              759,180              383,072           1,363,282         693,857
                                                   ===============      ===============      ==============      ==========

   Weighted average common shares
     outstanding - basic ....................            2,857,435            2,731,322           2,857,342       2,753,654
                                                   ===============      ===============      ==============      ==========

   Basic earnings per common share ..........      $          0.27      $          0.14      $         0.48      $     0.25
                                                   ===============      ===============      ==============      ==========

DILUTED EARNINGS PER SHARE:
   Net Income ...............................      $       759,180      $       383,072      $    1,363,282      $  693,857
                                                   ===============      ===============      ==============      ==========

   Weighted average common shares
     outstanding - diluted ..................            3,108,227            2,952,446           3,108,134       2,938,131
                                                   ===============      ===============      ==============      ==========

   Diluted earnings per common share ........      $          0.24      $          0.13      $         0.44      $     0.24
                                                   ===============      ===============      ==============      ==========